Exhibit 99.1

PolarityTE Reports Second Quarter 2020 Results

SALT LAKE CITY, August 6, 2020 – PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing regenerative tissue products and biomaterials, today reported financial results for the second calendar quarter of 2020. PolarityTE will host a conference call and webcast today, August 6, 2020 at 8:00 a.m. ET.

Highlights

●	Total revenues were $2.27 million in Q2:20 compared to $1.33 million in Q2:19
●	SkinTE revenues were $0.94 million in Q2:20 compared to $0.50 million in Q2:19
●	Paid Cases were 88 in Q2:20 compared to 46 in Q2:19

Financial Results for the Three Months Ended June 30, 2020

Total revenue for the three months ended June 30, 2020 was $2.27 million, of which $0.94 million was from sales of SkinTE and $1.32 million from PolarityTE’s contract service operations, which includes $0.71 million from COVID-19 testing services that the Company started providing at the end of May 2020.

Research and development expenses for the three months ended June 30, 2020 were approximately $3.16 million versus $4.76 million for the three months ended June 30, 2019. Research and development expenses for the three months ended June 30, 2020 included an expense of $0.40 million from stock-based compensation which is a non-cash charge, versus $1.48 million for the three months ended June 30, 2019.

General and administrative expenses for the three months ended June 30, 2020 were $5.21 million versus $15.06 million for the three months ended June 30, 2019. General and administrative expenses for the three months ended June 30, 2020 included $0.14 million of stock-based compensation which is a non-cash charge, versus $6.89 million for the three months ended June 30, 2019.

Sales and marketing expenses for the three months ended June 30, 2020 were $2.02 million versus $3.98 million for the three months ended June 30, 2019.

Net loss for the three months ended June 30, 2020 was $12.68 million compared with a net loss of $22.79 million for the three months ended June 30, 2019.

Cash and Liquidity as of June 30, 2020

As of June 30, 2020, our cash, cash equivalents and short-term investments balance was approximately $30.50 million, compared to cash and cash equivalents and short-term investments of $29.24 million at December 31, 2019.

Cash used in operating activities for the three-month period ended June 30, 2020 was approximately $11.56 million, or approximately $3.85 million per month on average, 10% lower than the $4.27 million monthly average in the three months ended June 30, 2019 and 17% lower than the $4.62 million monthly average in the three months ended March 31, 2020.

The Company believes capital resources will be sufficient to fund its current business plan including related operating expenses and capital expenditure requirements into the second quarter of 2021.

Conference Call and Webcast Details

The conference call can be accessed by calling 1-888-599-8688 (U.S. and Canada) or +44 (0)330 336 9104 (International), with confirmation code 679989 and referencing “PolarityTE Second Quarter 2020 Earnings Call.” A webcast of the conference call can be accessed by using the link below.

Earnings Call Webcast – CLICK HERE

A replay of the earnings conference call will be available for 30 days, beginning approximately one hour after the conclusion of the call and can be found by visiting PolarityTE’s website at https://www.polarityte.com/news-media/events or by clicking on the link above.

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative methods are intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to the impact of the COVID-19 pandemic and FDA regulatory matters, which cannot be predicted, and the risk factors and other items described in more detail in the “Risk Factors” section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, SKINTE, WHERE SELF REGENERATES SELF and WELCOME TO THE SHIFT are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:

Rich Haerle

VP, Investor Relations

PolarityTE, Inc.

ir@PolarityTE.com

(385) 315-0697

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$30,504	$10,218
Short-term investments	–	19,022
Accounts receivable, net	2,115	1,731
Inventory	281	252
Prepaid expenses and other current assets	2,453	1,264
Total current assets	35,353	32,487
Property and equipment, net	12,729	14,911
Operating lease right-of-use assets	3,559	4,590
Intangible assets, net	636	731
Goodwill	278	278
Other assets	599	602
TOTAL ASSETS	$53,154	$53,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,050	$7,095
Other current liabilities	2,644	2,338
Current portion of long-term notes payable	1,436	528
Deferred revenue	97	98
Total current liabilities	9,227	10,059
Common stock warrant liability	8,736	–
Operating lease liabilities	2,192	2,994
Other long-term liabilities	1,022	1,630
Long-term notes payable	2,410	–
Total liabilities	23,587	14,683

STOCKHOLDERS’ EQUITY
Preferred stock - 25,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	–	–
Common stock – $.001 par value; 250,000,000 shares authorized; 38,496,910 and 27,374,653 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	38	27
Additional paid-in capital	490,603	474,174
Accumulated other comprehensive income	–	72
Accumulated deficit	(461,074)	(435,357)
Total stockholders’ equity	29,567	38,916
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,154	$53,599

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net revenues
Products	$944	$504	$1,372	$801
Services	1,322	822	1,827	1,990
Total net revenues	2,266	1,326	3,199	2,791
Cost of sales
Products	275	342	615	615
Services	607	254	783	757
Total cost of sales	882	596	1,398	1,372
Gross profit	1,384	730	1,801	1,419
Operating costs and expenses
Research and development	3,164	4,764	6,537	10,116
General and administrative	5,211	15,060	15,816	32,255
Sales and marketing	2,024	3,981	5,718	7,934
Restructuring and other charges	2,084	–	2,536	–
Total operating costs and expenses	12,483	23,805	30,607	50,305
Operating loss	(11,099)	(23,075)	(28,806)	(48,886)
Other income (expenses)
Change in fair value of common stock warrant liability	(1,591)	–	2,941	–
Interest (expense) income, net	(65)	29	(77)	99
Other income, net	78	254	225	422
Net loss	$(12,677)	$(22,792)	$(25,717)	$(48,365)
Net loss per share, basic and diluted	$(0.33)	$(0.92)	$(0.72)	$(2.09)
Weighted average shares outstanding, basic and diluted	38,428,289	24,768,453	35,724,141	23,190,343

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,717)	$(48,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	3,784	18,907
Depreciation and amortization	1,549	1,446
Amortization of intangible assets	95	99
Amortization of debt discount	13	28
Change in fair value of common stock warrant liability	(2,941)	–
Change in fair value of contingent consideration	–	(48)
Loss on abandonment of property and equipment	1,529
Other non-cash adjustments	(21)	30
Changes in operating assets and liabilities:
Accounts receivable	(384)	(624)
Inventory	(29)	(26)
Prepaid expenses and other current assets	(1,189)	(486)
Operating lease right-of-use assets	899	791
Other assets	3	25
Accounts payable and accrued expenses	(2,109)	(17)
Other current liabilities	9	367
Deferred revenue	(1)	(126)
Operating lease liabilities	(903)	(670)
Other long-term liabilities	–	(120)
Net cash used in operating activities	(25,413)	(28,789)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,170)	(2,110)
Purchase of available-for-sale securities	(14,144)	(15,445)
Proceeds from maturities of available-for-sale securities	16,945	9,278
Proceeds from sale of available-for-sale securities	16,171	–
Net cash provided by (used in) investing activities	17,802	(8,277)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the sale of common stock and warrants	24,276	27,948
Proceeds from stock options exercised	31	529
Proceeds from ESPP purchase	40	35
Cash paid for tax withholdings related to net share settlement	(6)	(636)
Payment of contingent consideration liability	–	(109)
Principal payments on financing leases	(243)	(225)
Proceeds from term note payable and financing arrangements	4,629	–
Principal payments on term note payable and financing arrangements	(830)	(262)
Net cash provided by financing activities	27,897	27,280
Net increase (decrease) in cash and cash equivalents	20,286	(9,786)
Cash and cash equivalents - beginning of period	10,218	55,673
Cash and cash equivalents - end of period	$30,504	$45,887